Exhibit 99.1

Cardiff Lexington Appoints Matthew Shafer as Chief Financial Officer

Expanding Leadership Team to Position Company for Next Stage of Growth

FT. LAUDERDALE, FL / ACCESSWIRE / January 3, 2024 / Cardiff Lexington Corporation (OTC Pink: CDIX), an acquisition holding company focused on locating, acquiring, and building middle market, niche companies, primarily in the healthcare industry, today announced the appointment of Matthew Shafer as Chief Financial Officer. Mr. Shafer will oversee all aspects of Cardiff Lexington’s finance and accounting operations and play a pivotal role in developing, implementing, and executing on the Company’s strategic growth initiatives to expand on a national scale.

Mr. Shafer has over 25 years of experience as a finance professional in roles including executive leadership, public accounting, and auditing at both privately owned and publicly traded companies on major U.S. stock exchanges. Most recently, he served as the Vice President of Finance at Aspire Technology Partners, a technology provider delivering custom digital infrastructures, SaaS solutions, and professional services. Additionally, Mr. Shafer previously held the position of Chief Financial Officer, Senior Vice President, and Treasurer of Ocean Power Technologies, a publicly traded green technology company providing cost-effective renewable ocean energy solutions. He also served as a strategic executive engagement consultant in both the Chief Financial Officer and Chief Accounting Officer capacities at Proterra, a provider of electric vehicles and related SaaS services, and at Tatum, an executive consultancy division of Randstad USA, respectively. There, Mr. Shafer advised clients on growth acceleration during periods of rapid change and handled Sarbanes-Oxley compliance issues including material weakness.

In these roles, Mr. Shafer has worked on numerous capital markets transactions with commercial bankers and lenders, managed investor relations, treasury, tax, human resources, and IT operations, and was responsible for all finance and accounting processes, policy, and procedures on various scales. He also has experience executing on all phases of numerous M&A transactions and their integrations. Mr. Shafer is a certified public accountant with a foundation in Big Four public accounting, beginning his career at Arthur Andersen LLP. He received his Bachelor of Science degree in accounting from W. Paul Stillman School of Business at Seton Hall University and has an MBA in finance from The Rutgers Business School at Rutgers University.

Alex Cunningham, Chief Executive Officer of Cardiff Lexington, commented, “We are excited to expand our leadership team with the addition of Matthew Shafer as our Chief Financial Officer. Matt has an extensive background as a financial professional spanning over 25 years with numerous different positions at both private and publicly traded companies. His experience in leaderships roles driving M&A and growth initiatives fits perfectly with our current business strategy and adds a valuable skillset to our team. As we continue to target an uplisting to a major U.S. exchange, we look forward to leveraging his business acumen and experience to drive growth and value for our shareholders.”

Matthew Shafer commented, “I am delighted by this opportunity to join the Cardiff Lexington team. The Company has an innovative business model that provides premier healthcare services to a traditionally underrepresented patient population, with room to drive considerable growth and value in the near-term. I look forward to advancing the Company’s business strategy by contributing to its long-term growth and making a positive impact aligned with its core values. Influencing improved patient outcomes is a key focus for us as we expand organically and inorganically on a national scale to address this burgeoning market.”

About Cardiff Lexington Corporation:

Cardiff Lexington Corporation is focused on locating, acquiring, and building middle market, niche companies, primarily in the healthcare industry. Fundamental to the Cardiff Lexington strategy is the service-based partnership culture which emphasizes core values, teamwork, accountability, and performance.

A substantial majority of the Company’s revenue is derived from Nova Ortho and Spine, PLLC, or Nova, which are regional primary specialty and ancillary care facilities throughout Florida that provide traumatic injury victims with a full range of diagnostic and surgical services, primary care evaluations, interventional pain management, and specialty consultation services.

For more information on Cardiff Lexington Corporation, you may access the company’s website at https://cardifflexington.com/

Forward Looking Statements

This press release may contain information about our views of future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on management’s beliefs, assumptions and expectations of the Company’s future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The Company does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause the Company’s actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Actual results may differ materially from the expectations discussed in forward-looking statements. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks set forth in “Risk Factors” included in our filings with the Securities and Exchange Commission.

Cardiff Lexington Investor Relations

investorsrelations@cardifflexington.com

(800) 628-2100 ext. 705

or

IMS Investor Relations

cardifflexington@imsinvestorrelations.com

(203) 972-9200